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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):     September 1, 1998

                            AT&T CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11237                    22-3211453
(State or other jurisdiction  (Commission File Number)         (IRS Employer
       of incorporation)                                    Identification No.)

               44 Whippany Road, Morristown, New Jersey 07962-1983 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (973) 397-3000






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ITEM 5.    Other Events

        On Tuesday, September 1, 1998, AT&T Capital Corporation and two of its wholly owned subsidiaries, AT&T Capital Leasing Services, Inc. and AT&T Capital Services Corporation, redeemed their respective 8.88% Subordinated Debentures due 2016. Concurrently therewith, Capita Preferred Funding L.P., a Delaware limited partnership whose sole general partner is AT&T Capital Corporation, redeemed partnership preferred securities representing all of its limited partnership interests. In addition, Capita Preferred Trust, a statutory business trust formed under the laws of the State of Delaware and an affiliate of AT&T Capital Corporation, also redeemed all of the 9.06% Trust Originated Preferred Securities'sm' ("TOPrS'sm'") (liquidation amount $25 per Trust Preferred Security) that were not validly tendered in a cash tender offer by AT&T Capital Corporation for such securities. Capita Preferred Trust paid a redemption price of $29.25 per security, plus an amount equal to any accrued and unpaid distribution accumulated on each redeemed security up to but not including September 1, 1998, net to the seller in cash.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AT&T CAPITAL CORPORATION


                                            By:  /s/ Glenn A. Votek
                                                 ------------------------------
                                                  Executive Vice President and
                                                  Treasurer

Date:  September 9, 1998


                          STATEMENT OF DIFFERENCES
                          ------------------------

The service mark symbol shall be expressed as.........................  'sm'